Exhibit 19.1

Contents

1.	Definitions		5
	a.	Company	5
	b.	Covered Persons	5
	c.	Directors	5
	d.	Designated Outsider	5
	e.	Employee	5
	f.	Executive Officers	5
	g.	Material Information	5
	h.	“Nonpublic” Information	6
	i.	Shadow Trading	6
	j.	Specified Employees	6
2.	Procedure		6
3.	Scope		7
4.	Directors, Executive Officers and Specified Employees		7
	a.	Directors and Executive Officers	7
	b.	Specified Employees	7
	c.	Individual Responsibility	8
5.	Compliance Officer and Compliance Committee		8
6.	Definition of “Material Nonpublic information”		10
	a.	“Material” Information	10
	b.	“Nonpublic” Information	11
	c.	Consult the Compliance Committee for Guidance	11

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 2 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

7.	Statement of Company Policy and Procedures			11
	a.	Prohibited Activities		11
	b.	Trading windows and blackout periods		13
		i.	Directors and Executive Officers	13
		ii.	Specified Employees	13
		iii.	Employees	13
		iv.	No Trading at Any Time While in the Possession of Material Nonpublic Information	14
		v.	No Trading During Special Blackout Periods	14
		vi.	Exceptions for Hardship Cases	14
	c.	Procedures for Approving Trades by Directors, Executive Officers or Specified Employees and Hardship cases		14
		i.	Director, Executive Officer or Specified Employee Trades	14
		ii.	Hardship Trades	14
		iii.	Reporting Procedures	15
		iv.	No Obligation to Approve Trades	15
		v.	Gifts	15
	d.	Rule 10b5-1 Plans		15
	e.	Employee Benefit Plans		16
		i.	Employee Stock Purchase Plans	16
		ii.	Stock Option Plans	16
	f.	Priority of Statutory or Regulatory Trading Restrictions		16
	g.	Prohibitions on Short-term or Speculative Transactions		17
		i.	Short-term Trading	17

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 3 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

		ii.	Short Sales	17
		iii.	Publicly Traded Options	17
		iv.	Hedging Transactions	17
		v.	Pledges	18
		vi.	Standing and Limit Orders	18
8.	Potential Civil, Criminal and Disciplinary Sanctions			18
	a.	Civil and Criminal Penalties		18
	b.	Company Discipline		19
	c.	Reporting of Violations		19
9.	Inquiries			19

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 4 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

1.
Definitions

In addition to terms defined elsewhere herein, the following terms shall have the following meanings:

a.
Company

SEACOR Marine Holdings Inc. or any of its subsidiaries.

b.
Covered Persons

Each Director, Executive Officer, Specified Employee or Employee and, in each case, members of the household and dependents of such person.

c.
Directors

Members of the board of directors of SEACOR Marine Holdings Inc.

d.
Designated Outsider

Individuals or entities who have been or may be granted access to material nonpublic information and designated as “Designated Outsiders” by the Company. Examples include corporate attorneys, internal auditors and investor relations firms.

e.
Employee

Any employee of the Company other than an Executive Officer or Specified Employee.

f.
Executive Officers

“Executive officers” of the Company as described in Rule 3b-7 under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and all individuals designated as “officers” of the Company for purposes of Section 16 under the Exchange Act.

g.
Material Information

Information concerning the Company is “material” if there is a substantial likelihood that a reasonable stockholder or investor would consider it important in making an investment or voting decision regarding the Company’s securities. In simple terms, material information is any type of information that reasonably could be expected to affect the price of the Company stock.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 5 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

h.
“Nonpublic” Information

Material information is “nonpublic” if it has not yet been transmitted to the public in a sufficiently widespread manner to ensure that it has “credibly entered the market.” While there is no clear-cut rule that defines when material information becomes public, such information should not be considered “public” until it has achieved the widest possible public dissemination and the public has had an opportunity to evaluate it thoroughly. What constitutes thorough public dissemination and evaluation will vary on a case by case basis. To ensure a margin of safety before trading in the Company’s securities, Covered Persons, Designated Outsiders and other outsiders in possession of material information should refrain from trading until the beginning of the second trading day following the widespread release of the information.

i.
Shadow Trading

Shadow trading refers to trading in securities of other publicly listed companies based on material nonpublic information learned about the subject company or industry while performing your duties for the Company. Shadow trading is prohibited.

j.
Specified Employees

All employees (other than Executive Officers) who are (i) in charge of a principal division or business unit, (ii) in the accounting, finance, investor relations, law departments of the Company or (iii) designated from time to time as “Specified Employees” by written notice (including by email) from the Compliance Officer.

2.
Procedure

In order to comply with Federal and State securities laws governing (a) trading in the Company’s securities while in the possession of “material nonpublic information” concerning the Company, and (b) tipping or disclosing material nonpublic information to outsiders, and in order to prevent even the appearance of improper insider trading or tipping, the Company has adopted this policy for all of its Covered Persons and Designated Outsiders.

NOTE: The laws prohibiting insider trading and “tipping” of inside information provide a straightforward warning: If you possess material nonpublic information about a public company, you must not either (a) trade in your company’s securities until the information has been widely publicized, or (b) selectively disclose or “tip” the information to persons not yet possessing the information.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 6 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

3.
Scope
a.
This policy covers Covered Persons and any Designated Outsiders.
b.
The policy applies to any and all trades, gifts or other transactions in the Company’s securities, including its common stock and options to purchase or sell common stock, and any other type of securities that the Company may issue, such as preferred stock, convertible debentures, notes or other debt securities, warrants and exchange traded options or other derivative securities with respect to the foregoing. In addition, it is the policy of the Company that Covered Persons and any Designated Outsiders who, in the case of working for, or providing services to the Company, learn of any material nonpublic information about a company with which the Company does business (including a customer or supplier of the Company) or in which the Company makes an investment, may not trade in that company’s securities until the information becomes public or is no longer material.
c.
This policy also includes provisions that prohibit the participation in “Shadow Trading.”
d.
The policy will be delivered to all Covered Persons and Designated Outsiders upon its adoption by the Company, and to all new Covered Persons and Designated Outsiders at the start of their employment or relationship with the Company.
4.
Directors, Executive Officers and Specified Employees
a.
Directors and Executive Officers

Directors and Executive Officers shall be subject to a general prohibition on trading in the Company’s securities prior to receipt of approval from the Compliance Committee (as defined below) in accordance with the procedures set forth in Section 7, subsection c, below.

b.
Specified Employees

Specified Employees, because of their positions with the Company and their access to material nonpublic information, shall be prohibited from trading in the Company’s securities outside the applicable “trading window” described in Section 7, subsection b, below without prior approval from the Compliance Committee, as defined below, in accordance with the procedures set forth in Section 7, subsection c, below.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 7 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

c.
Individual Responsibility

Persons subject to this policy have ethical and legal obligations to maintain the confidentiality of information about the Company and not to engage in transactions in Company securities while in possession of material nonpublic information. Persons subject to this policy must not engage in illegal trading and must avoid the appearance of improper trading. Each individual is responsible for making sure that he or she complies with this policy, and that any family member, household member or entity whose transactions are subject to this policy, as discussed below, also comply with this policy. In all cases, the responsibility for determining whether an individual is in possession of material nonpublic information rests with that individual, and any action on the part of the Company, Compliance Committee, the Compliance Officer (as defined below) or any other employee or director pursuant to this policy (or otherwise) does not in any way constitute legal advice or insulate an individual from liability under applicable securities laws. You could be subject to severe legal penalties and disciplinary action by the Company for any conduct prohibited by this Policy or applicable securities laws, as described below in more detail under the heading “Potential Civil, Criminal and Disciplinary Sanctions.”

5.
Compliance Officer and Compliance Committee

The Board of Directors has designated Andrew H. Everett II, Senior Vice President, General Counsel and Secretary, as its Compliance Officer (the “Compliance Officer”). The Compliance Committee (the “Compliance Committee”) will consist of the Compliance Officer and one or more other members designated by the Board of Directors of the Company. Jesús Llorca, Executive Vice President and Chief Financial Officer, and Gregory S. Rossmiller, Senior Vice President and Chief Accounting Officer, have been designated as the other current members (each of the Compliance Officer, Mr. Llorca and Mr. Rossmiller being referred to as the “Designated Members”); with Philippe Wulfers, Vice President of Finance, having been designated to serve as an alternate member in the circumstances described below (the “Alternative Member”). The Compliance Committee will review and either approve or prohibit all proposed trades by Directors and Executive Officers and trades by Specified Employees outside of trading windows in accordance with the procedures set forth in Section 7, subsection c, below, with any such approval to trade requiring an unanimous vote of all Designated Members; provided, however, that, (i) in the case of a proposed trade by a Designated Member, the Alternative Member shall serve on the Compliance Committee in place of such Designated Member, (ii) if a Designated Member is unavailable to consider a proposed trade, the Alternative Member shall serve on the Compliance Committee in place of such Designated Member, (iii) if, as a result of unavailability of Designated Members and/or the Alternative Member or otherwise, only two members of the Compliance Committee (which may include the Alternative Member) are available to review a

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 8 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

proposed trade, two (but not less than two) members may act by unanimous vote to approve such trade on behalf of the Compliance Committee and (iv) notwithstanding the foregoing, the Compliance Committee, acting by unanimous vote, may from time to time delegate to a single Designated Member the authority to approve trades.

In addition to the trading approval duties described in Section 7, subsection c, below, the duties of the Compliance Officer will include the following:

a.
Administering this policy and monitoring and enforcing compliance with all policy provisions and procedures.
b.
Responding to all inquiries relating to this policy and its procedures.
c.
Establishing and announcing special trading windows and non-trading blackout periods during which no Employee may trade in Company securities.
d.
Providing copies of this policy and other appropriate materials to all current and new Covered Persons and Designated Outsiders.
e.
Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Section 10(b), 13(d), 16, 20A and 21A of the Exchange Act and rules and regulations promulgated thereunder, and Rule 144 under the Securities Act of 1933 (the “Securities Act”): and assisting in the preparation and filing of all required SEC reports relating to insider trading in or the gifting of Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
f.
Revising the policy as necessary to reflect changes in Federal or State insider trading laws and regulations.
g.
Maintaining as Company records original or copies of all documents required by the provisions of this policy or the procedures set forth herein, and copies of all required SEC reports relating to insider trading or the gifting of Company securities, including without limitation Forms 3, 4, 5 and 144 and Schedules 13D and 13G.
h.
Maintaining an up to date list of Executive Officers and Specified Employees.

In the event that the Compliance Officer is unable to perform such duties, the other member(s) of the Compliance Committee may perform the Compliance Officer’s duties.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 9 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

6.
Definition of “Material Nonpublic Information”
a.
“Material” Information

Information about the Company is “material” if it would be expected to affect the investment or voting decisions of a reasonable stockholder or investor, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the marketplace about the Company. In simple terms, material information is any type of information, which could “reasonably” be expected to affect the price of Company securities. There is no bright-line standard for assessing materiality; rather, materiality is based on an assessment of all of the facts and circumstances and is often evaluated by enforcement authorities with the benefit of hindsight. While it is not possible to identify all information that would be deemed “material”, the following types of information ordinarily would be considered material:

•
Financial performance, especially quarterly and year-end earnings, and significant changes in financial performance or liquidity.
•
Company projections and strategic plans.
•
Potential mergers and acquisitions or the sale of Company assets or subsidiaries.
•
New major contracts, orders, suppliers, customers, or finance sources, or the loss thereof.
•
Major discoveries or significant changes or developments in products or product lines, research or technologies.
•
Significant changes or developments in supplies or inventory, including significant product defects, recalls or product returns.
•
Significant issues with usability of vessels.
•
Significant pricing changes outside the ordinary course of business.
•
Stock splits, public or private securities/debt offerings, or changes in Company dividend policies or amounts.
•
Significant changes in senior management.
•
Significant labor disputes or negotiations.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 10 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

•
Actual or threatened major litigation, or the resolution of such litigation.
•
Joint venture and distribution agreements.
•
Company restructurings.
•
Borrowing activities (other than in the ordinary course).
•
Impending bankruptcy or the existence of severe liquidity problems.
b.
“Nonpublic” Information

Material information is “nonpublic” if it has not been widely disseminated to the public through major newswire services, national news services or financial news services.

For the purposes of this policy, information will be considered public, i.e., no longer “nonpublic”, at the beginning of the second trading day following Company’s widespread public release of the information, such as through a Company press release or filing with the Securities and Exchange Commission.

If, for example, (i) the Company were to make an announcement on a Monday before the opening of the trading day (i.e., before 9:30 a.m. Eastern Prevailing Time), the information is not considered “public” until Tuesday or (ii) the Company were to make an announcement on a Monday after the close of the trading day (i.e., after 4:00 p.m. Eastern Prevailing Time), the information is not considered “public” until Wednesday. Depending on the particular circumstances, the Company may determine that a longer or shorter period should apply to the release of specific material nonpublic information.

c.
Consult the Compliance Committee for Guidance

Any insiders who are unsure whether the information that they possess is material or nonpublic must consult the Compliance Committee for guidance before trading in any Company or other securities.

7.
Statement of Company Policy and Procedures
a.
Prohibited Activities
(i)
No Covered Person may trade in Company securities while possessing material nonpublic information concerning the Company.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 11 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

(ii)
No Director or Executive Officer may trade in Company securities, at any time, without approval by the Compliance Committee.
(iii)
No Specified Employee may trade in Company securities outside of the applicable “trading windows” described in Section 7, subsection b, below, without prior approval by the Compliance Committee, as outlined in Section 7, subsection c, below.
(iv)
No Covered Person may trade in Company securities during any special trading blackout periods designated by the Compliance Officer and applicable to such Covered Persons.
(v)
Directors and Executive Officers who wish to sell Company securities in order to liquidate a significant portion of their positions are encouraged (but not required) to do so pursuant to a predetermined written plan, such as a Rule 10b5-1 Plan, adopted prior to each fiscal or calendar year, which is approved by the Compliance Committee, specifies the dates and amounts of securities to be sold, and cannot be modified during the year. To the extent possible, Directors, Executive Officers and Specified Employees should retain all records and documents that support their reasons for making each trade. See Section 7, subsection d, below.
(vi)
The Compliance Officer may not trade in Company securities unless the trade(s) have been approved by the other member(s) of the Compliance Committee, in accordance with the procedures set forth in Section 7, subsection c, below.
(vii)
No Covered Person may “tip” or disclose material nonpublic information concerning the Company to any outside person (including family members, analysts, individual investors, and members of the investment community and news media), unless required as part of that person’s regular duties for the Company and authorized by the Compliance Officer and/or the Compliance Committee. In any instance in which such information is disclosed to outsiders, the Company will take such steps as are necessary to preserve the confidentiality of the information, including requiring the outsider to agree in writing to comply with the terms of this policy and/or to sign a confidentiality agreement. All inquiries from outsiders regarding material nonpublic information about the Company must be forwarded to the Compliance Officer and/or the Compliance Committee.
(viii)
No Covered Person may give trading advice of any kind about the Company to anyone while possessing material nonpublic information about the Company, except that such persons should advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all Covered Persons from giving trading advice

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 12 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

concerning the Company to third parties even when they do not possess material nonpublic information about the Company.
(ix)
As a general matter, no Covered Person may trade in any interest or position relating to the future price of Company securities, such as a put option, call option, or short sale. See Section 7, subsection f.
(x)
No Covered Person may (a) trade in the securities of any other public company while possessing material nonpublic information concerning that company, (b) “tip” or disclose material nonpublic information concerning any other public company to anyone, (c) give trading advice of any kind to anyone concerning any other public company while possessing material nonpublic information about the company, or (d) engage in any form of shadow trading.
(xi)
No Director, Executive Officer or Specified Employee shall, without the prior approval of the Audit Committee, purchase or sell any securities of any entity with respect to which, to the knowledge of such person, the Company directly or indirectly holds or plans to acquire any securities. For purposes of this Section 7, subsection a (xi), “securities” shall include any debt or equity securities, membership or partnership interests, debt instrument or derivative instrument with respect to the foregoing, and “entity” shall include any general or limited partnership, corporation, limited liability company, limited liability partnership, firm, association or organization, or other legal entity.
b.
Trading Windows and Blackout Periods
(i)
Directors and Executive Officers. There are no established trading windows for Directors or Executive Officers. Each is required to obtain approval from the Compliance Committee before trading in any Company securities.
(ii)
Specified Employees. Specified Employees may trade in Company securities only during the period commencing at the beginning of the second trading day following the Company’s widespread public release of quarterly or year-end earnings and ending five trading days before the end of the then current fiscal quarter.
(iii)
Employees. Employees (who are not Executive Officers or Specified Employees) may trade in Company securities at any time, as long as they are not in possession of material nonpublic information, and no special blackout period has been established.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 13 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

(iv)
No Trading at Any Time While in the Possession of Material Nonpublic Information. No Covered Person possessing material nonpublic information concerning the Company may trade in Company securities even during applicable trading windows.
(v)
No Trading During Special Blackout Periods. No Covered Person may trade in Company securities during any special blackout periods applicable to such Covered Person that the Compliance Officer may establish. No Covered Persons may disclose to any outside third party that a special blackout period has been established.
(vi)
Exceptions for Hardship Cases. The Compliance Officer may, on a case by case basis, authorize trading in Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardships, but only in accordance with the procedures set forth in Section 7, subsection c, below.
c.
Procedures for Approving Trades by Directors, Executive Officers or Specified Employees and Hardship Cases
(i)
Director, Executive Officer or Specified Employee Trades. Directors and Executive Officers at any time, and Specified Employees outside of their trading windows, may not trade in Company securities until:
a.
the person trading has notified the Compliance Officer of the amount and nature of the proposed trade(s),
b.
the person trading has certified to the Compliance Officer no earlier than two business days prior to the proposed trade(s) that (i) he or she is not in possession of material nonpublic information concerning the Company and (ii) the proposed trade(s) do not violate the trading restrictions of Section 16 of the Exchange Act or Rule 144 of the Securities Act, and
c.
the Compliance Committee has approved the trade(s).
(ii)
Hardship Trades. The Compliance Officer may, on a case by case basis, authorize trading in Company securities outside of the applicable trading windows due to financial hardship or other hardships only after:
a.
the person trading has notified the Compliance Officer of the circumstances of the hardship and the amount and nature of the proposed trade(s),

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 14 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

b.
the person trading has certified to the Compliance Officer no later than two business days prior to the proposed trade(s) that he or she is not in possession of material nonpublic information concerning the Company, and
c.
the Compliance Committee has approved the trade(s). Only the Compliance Officer’s approval is necessary for hardship trades by Employees (who are not Executive Officers or Specified Employees).
(iii)
Reporting Procedures. Within one (1) business day of completing any purchase or sale of Company securities that has been pre-cleared, either the person or his or her broker-dealer (or other agent effecting the transaction on his or her behalf) should deliver to the Compliance Officer or the Compliance Committee a copy of documentation confirming such transactions.
(iv)
No Obligation to Approve Trades. The existence of the foregoing approval procedures does not in any way obligate the Compliance Officer or Compliance Committee to approve any trades requested by a Director, Executive Officer, Specified Employee or hardship applicant. The Compliance Officer or Compliance Committee may reject any trading requests at their sole reasonable discretion.
(v)
Gifts. Any Director or Executive Officer must report dispositions of securities by bona fide gifts on Form 4 within two business days of the transaction and notify the Compliance Officer of the same.
d.
Rule 10b5-1 Plans.

SEC Rule 10b5-1 provides generally that a purchase or sale is “on the basis of” material, nonpublic information if the person engaging in the transaction is aware of the material, nonpublic information when the person makes the purchase or sale. In addition, the rule creates an exception to this general rule that is available if the person demonstrates that, before becoming aware of any material, nonpublic information, the person had entered into a binding contract to purchase or sell the security, had instructed another person to purchase or sell the security for the instructing person’s account, or had adopted a written plan for trading securities, and (in each case) the contract, instruction or plan meets certain requirements regarding specificity as to amount, price and timing or imposes effective prohibitions on the insider’s ability to exercise subsequent influence over the trades. The contract, instruction or plan must also be entered into and executed in good faith and without any purpose of evading the prohibitions of the SEC’s rules and under recently adopted amendments to Rule 10b5-1 such contracts, instructions or plans are subject to certain cooling off periods and directors

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 15 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

and officers are required to make certain certifications. In some circumstances, terminating a contract, instruction or plan that is in place could call into question whether it was entered into in good faith and the decision to terminate such contact, instruction or plan cannot be made on the basis of material, nonpublic information.

Covered Persons whose trading activity is covered by the restrictions contained herein may enter into such a plan (a “10b5-1 trading plan”), in which case restrictions on trading otherwise applicable under this section as described above will not apply to the extent such 10b5-1 trading plan has been pre-approved by the Compliance Committee, such plan meets the requirements of Rule 10b5-1, and transactions are executed in compliance with the 10b5-1 trading plan and applicable law. A 10b5-1 trading plan should not be entered into at a time when the person entering into it is aware of material, nonpublic information. The compliance of any 10b5-1 trading plan with the applicable SEC rules as in effect at the time the plan is adopted is the responsibility of the person entering into such plan. You are advised to consult with legal counsel if you choose to enter into a 10b5-1 trading plan. Any 10b5-1 trading plan must be submitted to the Compliance Committee for review and approval no less than two business days prior to the entry into the 10b5-1 trading plan.

e.
Employee Benefit Plans
(i)
Employee Stock Purchase Plans. The trading prohibitions and restrictions set forth in this policy do not apply to periodic contributions by the Company or Covered Persons to employee benefit plans (e.g., pension, 401K plans or ESPP) which are used to purchase Company securities pursuant to the Employees’ advance instructions. However, no Covered Person may alter his or her instructions regarding the purchase or sale of Company securities in such plans while in the possession of material nonpublic information.
(ii)
Stock Option Plans. The trading prohibitions and restrictions of this policy apply to all sales of securities acquired through the exercise of stock options granted by the Company, but not to the acquisition of securities through such exercises.
f.
Priority of Statutory or Regulatory Trading Restrictions

The trading prohibitions and restrictions set forth in this policy will be superseded by any greater prohibitions or restrictions prescribed by federal or state securities laws and regulations, e.g., short-swing trading by Directors or Executive Officers or restrictions on the sale of securities subject to Rule 144 in the Securities Act. Any Covered Person who is

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 16 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

uncertain whether other prohibitions or restrictions apply should ask a member of the Compliance Committee.

g.
Prohibitions on Short-term or Speculative Transactions

The Company considers it improper and inappropriate for Covered Persons to engage in short-term or speculative transactions in the Company’s securities. It therefore is the Company’s policy that Covered Persons may not engage in any of the following transactions:

(i)
Short-term Trading: Short-term trading of the Company’s securities may be distracting and may unduly focus on the Company’s short-term stock market performance instead of the Company’s long-term business objectives. For these reasons, Covered Persons who purchase Company securities in the open market may not sell any Company securities of the same class during the six months following the purchase. Note that securities purchased through either the Company’s employee stock purchase plan or the employee stock option plan are not subject to this restriction.
(ii)
Short Sales: Short sales of the Company’s securities evidence an expectation on the part of the seller that the securities will decline in value, and therefore signal to the market that the seller has no confidence in the Company or its short-term prospects. In addition, short sales may reduce the seller’s incentive to improve the Company’s performance. For these reasons, short sales of the Company’s securities are prohibited by this policy. In addition, Section 16(c) of the Exchange Act prohibits Directors and Executive Officers from engaging in short sales.
(iii)
Publicly Traded Options: A transaction in options is, in effect, a bet on the short-term movement of the Company’s stock and therefore creates the appearance that trading is based on inside information. Transactions in options also may focus attention on short-term performance at the expense of the Company’s long-term objectives. Accordingly, transactions in puts, calls or other derivative securities, on an exchange or in any other organized market, are prohibited by this policy. (Option positions arising from certain types of hedging transactions are governed by the section below captioned “Hedging Transactions.”)
(iv)
Hedging Transactions: Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow Covered Persons to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow Covered Persons to continue to own the covered securities, but without the full risks and rewards of ownership. When that occurs,

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 17 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

Covered Persons may no longer have the same objectives as the Company’s other shareholders. Therefore, Covered Persons are prohibited from engaging in such transactions. Any person wishing to enter into any hedging or similar arrangement must first pre-clear the proposed transaction with the Compliance Committee. Any request for pre-clearance of a hedging or similar arrangement must be submitted to the Compliance Officer at least two weeks prior to the proposed execution of documents evidencing the proposed transaction and must set forth a justification for the proposed transaction.
(v)
Pledges: Covered Persons are prohibited from holding Company securities issued upon vesting or exercise of incentive equity granted under the equity incentive plans in margin accounts. Securities held in a margin account may be sold by a broker without an employee's consent if an employee fails to meet a margin call, and any such margin sale may occur at a time when an employee is aware of material nonpublic information or otherwise is not permitted to trade in Company securities. Any pledging of Company securities by Covered Persons must comply with the requirements of this provision. Covered Persons may only pledge Company securities if (i) such securities represent less than 30% of the Company securities held by such employee; (ii) such Company securities represent less than 5% of the outstanding capital stock of the Company; and (iii) a request for approval of the Compliance Officer is submitted at least two weeks prior to execution and approval is granted.
(vi)
Standing and Limit Orders: Standing and limit orders (except standing and limit orders under approved Rule 10b5-1 Plans) create heightened risks for insider trading violations similar to the use of margin accounts as described in (v) above. There is no control over the timing of purchases or sales that result from standing instructions to a broker, and as a result the broker could execute a transaction when a director, officer or other employee is in possession of material nonpublic information. The Company therefore discourages placing standing or limit orders on Company securities. If a Covered Person determines that they must use a standing order or limit order, the order should be limited to short duration and should otherwise comply with the restrictions and procedures outlined below under the heading “Procedures for Approving Trades by Directors, Executive Officers or Specified Employees and Hardship Cases.”
8.
Potential Civil, Criminal and Disciplinary Sanctions
a.
Civil and Criminal Penalties

The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 18 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines

by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tippee, pay civil penalties up to three times the profit made or loss avoided, pay a criminal penalty of up to $1 million, and serve a prison term of up to ten years. The Company and/or the supervisors of the person violating the rules may also be required to pay major civil or criminal penalties.

b.
Company Discipline

Violation of this policy or Federal or State insider trading or tipping laws may subject any Executive Officer, Specified Employee or Employee to disciplinary action by the Company, up to and including termination for cause.

c.
Reporting of Violations

Any Covered Person who violates this policy or any Federal or State laws governing insider trading or tipping or knows of any such violation by any other Covered Persons, must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer, in consultation with other Compliance Committee members and the Company’s legal counsel, will determine whether the Company should release any material nonpublic information, or whether the Company should report the violation to the SEC or other appropriate governmental authority.

9.
Inquiries

Please direct all inquiries regarding any of the provisions or procedures of this policy to the Compliance Officer either by:

o
Emailing the Compliance Officer at corporatesecretary@seacormarine.com;
o
Calling the Compliance Officer on +1 (281) 738-3596; or
o
Sending your written inquiry via postal mail to the Compliance Officer’s executive offices at 12121 Wickchester Lane, Suite 500, Houston, TX 77079, United States of America.

Procedure Ref:	SEACOR Marine Board Adopted Policy	Page 19 of 19
Title:	Insider Trading and Tipping Procedures and Guidelines